UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 26, 2003

OVERLAND STORAGE, INC.
(Exact name of registrant as specified in its charter)

California	000-22071	95-3535285
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4820 Overland Avenue, San Diego, California 92123
(Address of principal executive offices, including zip code)

(858) 571-5555

(Registrant’s telephone number, including area code)

Item 5.    Other Events.

                On June 26, 2003, Overland Storage, Inc. (“Overland”) announced that it has acquired Okapi Software, Inc., a privately-owned company based in San Diego.  The acquisition price of $5.0 million was comprised of $2.5 million in Overland stock (134,551 shares), $1.8 million in cash and Overland’s assumption of approximately $700,000 in liabilities.

                The press release dated June 26, 2003 is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 7.    Financial Statements and Exhibits.

(c)    Exhibits

        (99.1)      Press release issued by Overland Storage, Inc. on June 26, 2003.

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

OVERLAND STORAGE, INC.

Date: June 26, 2003		/s/ Vernon A. LoForti
	By:	Vernon A. LoForti
Vice President & CFO